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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                  FORM 8-K/A


                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of Earliest Event Reported):  DECEMBER 21, 2000


                       AMERICAN FREIGHTWAYS CORPORATION
              (Exact Name of Registrant as Specified in Charter)


        Delaware                     34-0-17570                  74-2391754
(State of Incorporation)          (Commission File             (IRS Employer
                                       Number)               Identification No.)


                  2200 FORWARD DRIVE, HARRISON, ARKANSAS 72601
              (Address of Principal Executive Offices)  (Zip Code)

      Registrant's telephone number, including area code:  (870) 741-9000

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1.  Changes in Control of Registrant

     On December 22, 2000, FedEx Corporation, a Delaware corporation ("FedEx"), announced the preliminary results of the successful completion of its cash tender offer (the "Offer"), made through its wholly-owned subsidiary FDX, Inc. ("FDX"), to purchase up to 50.1% of the outstanding shares of common stock and associated rights of American Freightways Corporation (the "Company") at a price of $28.13 per share. The cash tender offer expired at 12:00 midnight, Eastern Standard Time, on Thursday, December 21, 2000. Based on the preliminary count, approximately 16,964,992 shares were properly tendered and not withdrawn. FedEx has informed the Company that it will accept the properly tendered shares on a pro rata basis upon the final determination of the proration factor. The text of FedEx's press release, dated December 22, 2000, announcing the completion of the Offer is filed as Exhibit 99.1 hereto and incorporated herein by reference. Following the completion of the Offer, FedEx and its subsidiaries will own of record approximately 50.81% of the outstanding common stock of the Company. In addition, pursuant to the Voting Agreement among FedEx and certain members of the Garrison family, FedEx may be deemed to be a beneficial owner of an additional 34% of the outstanding common stock of the Company. The amount and source of consideration used by FedEx to complete the Offer are described in Amendment No. 3 to the Schedule TO filed by FedEx with the Securities and Exchange Commission, and is incorporated herein by reference.

     The board of directors will be reconstituted in accordance with the terms of the Agreement and Plan of Merger, dated November 12, 2000, among FDX, FedEx and the Company. T.J. Jones, Doyle Z. Williams, John Paul Hammerschmidt, William P. Stiritz, and Ken Reeves are expected to resign as directors and be replaced by designees of FedEx.

     The Offer will be followed by the merger of the Company into FDX as soon as practicable. The completion of the merger is subject to certain conditions, including the approval of the merger by the Company's shareholders. The Company anticipates that the special meeting of the Company's shareholders will be held in February 2001. Upon completion of the merger, each remaining outstanding share of common stock of the Company will be converted into the right to receive that certain number of shares of FedEx common stock determined by dividing $28.13 by the average closing price per share of FedEx common stock for a defined period of trading days prior to the closing of the merger.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Not Applicable

(b)  Not Applicable

(c)  Exhibits

     99.1 Press Release, dated December 22, 2000, of American Freightways Corporation.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     AMERICAN FREIGHTWAYS CORPORATION


Date:  December 22, 2000             By: /s/ Frank Conner
                                        ---------------------------------------
                                     Frank Conner, Executive Vice President -
                                     Accounting and Finance and Chief Financial
                                     Officer

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